Exhibit 10.5.3

Confidential portions of this document have been omitted and filed separately with the Commission. The omitted portions have been marked as follows: “***”.

DATED	2001

JAGOTEC AG	(1)

BIOGLAN PHARMA PLC	(2)

BIOGLAN PHARMA INC	(3)

QUINTILES IRELAND LIMITED	(4)

QUINTILES TRANSNATIONAL CORP	(5)

DEED OF VARIATION AND NOVATION

THIS DEED is dated ..............................................2001 and is made BETWEEN:

(1)	JAGOTEC AG of Eptingerstrassc 51, CH-4132 Muttenz, Switzerland (“Jagotec”);

(2)	BIOGLAN PHARMA PLC registered in England with number 1779870 whose registered office is at 5 Hunting Gate, Hitchin, Hertfordshire, OTJ 0TW (“Bioglan”);

(3)	BIOGLAN PHARMA INC. a company incorporated in Delaware whose registered office is situated 1013 Center Road, City of Wilmington, New Castle, 19805 Delaware, United States of America (“Inc”);

(4)	QUINTILES IRELAND LIMITED a company incorporated in the Republic of Ireland with number 162942 whose registered office is situated at East Point Business Park, Fairview, Dublin 3, Ireland (“Quintiles”);

(5)	QUINTILES TRANSNATIONAL CORP a company incorporated in North Carolina whose office is situated at 4709 Creekstone Drive, Suite 200, Durham, NC 27703, United States of America (“Q”)

WHEREAS:

(A)	By a Licence and Manufacturing Agreement dated 13 March 2000 (the “Licence”) Jagotec licensed Bioglan the manufacture and exploitation of a product known as Solaraze® in various European countries.

(B)	By an addendum agreement dated 28 December 2000 to be read in conjunction with the Licence, Jagotec granted a further licence to manufacture and exploit Solaraze® in the Additional Territory (the “First Addendum”). Further arrangements were made in relation to the Licence and the First Addendum by way of a letter dated 14 May 2001, by “Amendment no 1” dated 27 June 2001, by way of letter dated 4 October 2001, by way of letter dated 20 November 2001 and by way of a Second Addendum of even date (the “Second Addendum”).

(C)	This Deed sets out the terms and conditions upon which Quintiles shall be substituted for Bioglan in relation to rights and obligations of Bioglan under the Licence, the First Addendum (as amended) and the Second Addendum insofar as they relate to the Additional Territory. Q has agreed to guarantee the performance and the obligations of Quintiles under the aforesaid agreements.

IT IS HEREBY AGREED as follows:

I.	Definitions and Interpretation

1.1	In this Deed, unless the context otherwise requires:

“Additional Territory” means the United States of America (the “USA”), Canada and Mexico;

“Business Day” means a day (other than a Saturday and a Sunday) on which banks are open for business in London.

“Effective Time” means the time and date of execution hereof.

“US Licence” means the rights and obligations of Bioglan under the Licence, the First Addendum (as amended) and the Second Addendum insofar as they relate to the Additional Territory.

1.2	In this Deed, unless the context otherwise requires:

(a)	references to clauses are to be construed as references to the clauses to this Deed, references to sub-clauses shall unless otherwise specifically stated be construed as references to the sub-clauses of the clause in which the reference appears;

(b)	references to this Deed (or to any specified provisions of this Deed) or any other document shall be construed as references to this Deed, that provision or that document as in force for the time being and as amended, novated or supplemented in accordance with its terms, or, as the case may be, with the agreement of the relevant parties;

(c)	words importing the plural shall include the singular and vice versa;

(d)	references to a person shall be construed as including references to an individual, firm, company, corporation, unincorporated body of persons or any state or any agency thereof,

(e)	references to any statute or statutory provision include any statute or statutory provision which amends, extends, consolidates or replaces the same, or which has been amended, extended, consolidated or replaced by the same, and shall include any orders, regulations, instruments or other subordinate legislation made under the relevant statute;

(f)	the words other and otherwise shall not be construed ejusdem generis with any foregoing words where a wider construction is possible;

(g)	the words including and in particular shall be construed as being by way of illustration or emphasis only and shall not be construed as, nor shall they take effect as, limiting the generality of any foregoing words.

2.	Consideration

In consideration of the parties entering into this Deed Quintiles shall pay the sum of *** to Bioglan or to such nominee as directed by Bioglan.

3.	Variation

With effect from (and including) the Effective Time the Licence, the First Addendum (as amended) and the Second Addendum shall be treated such that they shall operate as separate agreements, one between Quintiles and Jagotec in respect of the Additional Territory and one between Bioglan and Jagotec in respect of the territories licensed pursuant to the Licence.

4.	Novation

4.1	With effect from (and including) the Effective Time, Bioglan hereby novates the US Licence to QUINTILES and Jagotec consents to such novation upon the following terms and conditions:

(a)	Bioglan releases and discharges Jagotec from all its obligations and liabilities to Bioglan under the US Licence which accrue in respect of acts or omissions of Jagotec from and after the Effective Time;

(b)	Jagotec releases and discharges Bioglan from all its obligations and liabilities to Jagotec under the US Licence which accrue in respect of acts or omissions of Bioglan from and after the Effective Time;

(c)	QUINTILES undertakes with Jagotec on and with effect from and after the Effective Time to perform the obligations and assume the liabilities of Bioglan accruing from and after the Effective Time under or in connection with the US Licence in all respects as if QUINTILES had been named as a party thereto in place of Bioglan; Provided always that any notices of termination served by Jagotec against Bioglan before the Effective Time shall not be effective notices of termination with respect to Q’s right to exploit Solaraze in the Additional Territory from and after the Effective Time;

(d)	QUINTILES shall be entitled to all of the rights and benefits of Bioglan under the US Licence which accrue from and after the Effective Tune, so that QUINTILES shall be substituted in place of Bioglan as a party to the US Licence and from and after the Effective Time the US Licence shall be construed and treated, and Jagotec and QUINTILES shall have rights and obligations under the US Licence in all respects, as if QUINTILES was named therein instead of Bioglan and all references to Bioglan shall be construed as references to Q.

4.2	The parties acknowledge and agree that:

(a)	Any obligations of Bioglan owed to Jagotec pursuant to the terms of the US Licence which remain undischarged at the Effective Time shall not be deemed to be waived by Jagotec by virtue of clause 4.1 and shall remain obligations owed to Jagotec by Bioglan;

(b)	Any obligations of Jagotec owed to Bioglan pursuant to the terms of the US Licence which remain undischarged at the Effective Time shall not be deemed to be waived by Bioglan by virtue of Clause 4.1 and shall remain obligations owed by Jagotec to Bioglan.

5.	Licence Continuation

Nothing in this Deed shall affect the Licence in the territories licensed thereunder.

6.	Intellectual Property and Technical information

6.1	Pursuant to a Trade Mark Licence dated 27 November 2001 between Jagotec and Bioglan (the “Trade Mark Licence”), Jagotec agreed to assign trade mark applications for Solaraze® in the USA and Canada to the Bioglan and pending such assignment to license such marks to Bioglan. Bioglan and Inc hereby assign to Quintiles with full title guarantee:

(a)	all trade mark registrations for the mark Solaraze® (and applications therefor) in the USA Mexico and Canada owned by Bioglan and Inc; and

(b)	insofar as Bioglan and Inc are not the proprietor of trade mark registrations for the mark Solaraze® (and applications therefor) in the USA and Canada at the date of this Deed, the Trade Mark Licence in respect of such marks shall be novated on the same terms (mutatis mutandis) as set out in clause 4.1 and 4.2.

6.2	To the extent that Bioglan and/or Inc have developed any intellectual property rights in the Solaraze® product or its method of marketing or manufacture or Technical Information (as defined in the Licence), Bioglan and Inc hereby grant to Quintiles with effect from the date of this Deed an irrevocable, royalty-free, fully paid up, perpetual, non-exclusive fully assignable and sublicensable licence to use such intellectual property rights and Technical Information in the Additional Territory.

6.3	Inc hereby undertakes upon the request of Quintiles to transfer to Quintiles (or as it shall direct) all its right title and interest in the marketing authorization in the United States in respect of the Solaraze® product including the NDA21-005 (the “NDA”) and all electronic and other documents relating to the NDA including the dossier of documents relating to its filing.

6.4	Quintiles and Inc. will, use their reasonable endeavours prior to 31st January 2002 to agree in good faith the terms of an agreement to commercialize the Solaraze® product in the Additional Territory for a minimum period of one year and reflecting the terms set out in the Appendix hereto. Inc. shall, pending formal agreement of the terms of a commercialization agreement, continue to commercialise and market the product on the basis that it is currently doing, but as agent for Quintiles, and will be compensated for such agency services in accordance with the terms of the final agreement, and Quintiles shall receive the benefit of Inc.’s commercialisation and marketing efforts.

7	Indemnity

7.1	With effect from the date of this Deed in the event that *** or *** brings legal proceedings alleging that Quintiles in the exercise of the rights licensed to it under the US Licence has infringed any of their intellectual property rights in any way whatsoever (a “Claim”) then Jagotec shall defend Quintiles on the following terms:

(a)	Jagotec hereby fully and effectively indemnifies Quintiles against all damages and costs arising from a Claim awarded against Quintiles in a final judgment of a court of competent jurisdiction (or, subject to the provisions of this Deed, agreed by Jagotec by way of settlement), strictly on the condition that Quintiles:

(i)	promptly notifies Jagotec of the Claim;

(ii)	permits Jagotec the exclusive right to conduct in its own name the defence of any such Claim instead of Quintiles and to take any step in such Claim or to compromise such Claim on such terms as Jagotec in its sole discretion shall deem fit;

(iii)	sign any and all such documents and do all such acts as Jagotec may reasonably require in relation to such Claim for the purposes of such conduct or compromise;

(iv)	provide Jagotec (and such others as it may require), with such reasonable assistance in relation to such Claim, including access to documents and to individuals, as Jagotec may reasonably request;

(v)	take no action in such Claim, nor make any statement, nor compromise or seek to compromise them, except with Jagotec’s prior written consent which shall not be unreasonably withheld or delayed;

(vi)	take all reasonable steps to mitigate Quintiles’ losses in respect of or as a consequence of the Claim;

and provided that such infringement is not caused by or contributed to by any act of Quintiles which would constitute a breach of the US License.

(b)	Save where expressly stated in Clause 6 or this Clause 7.1(b) the terms of the US License shall apply and remain in full force and effect in respect of the Additional Territory and, in particular, Jagotec’s obligation to provide written declarations of non-infringement from *** and *** as contained in Clause 4.1 of the Licence and Clause A6-4 of the US Licence shall remain in full force and effect. Nothing contained in the indemnity set out in clause 7.1(a) above shall be deemed to waive any of Quintiles’ rights in respect of the US License.

(c)	The indemnity set out in clause 7.1(a) above shall take effect from the Effective Time without the need for the Borrower or Inc. to take any further action whatsoever and shall continue until the date on which Quintiles has received the Declarations of Non-Infringement referred to in clause 7.1(b) above.

7.2	Jagotec acknowledges that this Deed shall not constitute an “expiration” of the Licence for the purposes of Clause 5.7 of the Licence.

8.	Miscellaneous

8.1	If any provision of this Deed is or becomes illegal, invalid or unenforceable in any jurisdiction that shall not effect:

(a)	the legality, validity or enforceability in that jurisdiction of any other provision of this Deed; or

(b)	the legality, validity or enforceability in any other jurisdiction of that any other provision of this Deed.

8.2	The rights of each party under this Deed:

(a)	may be exercised as often as necessary;

(b)	are cumulative and not exclusive of its rights under the general law;

(c)	may be waived only in writing and specifically;

(d)	delay in exercising or non-exercise of any such right is not a waiver of that right.

8.3	This Deed constitutes the entire agreement relating to the subject matter of this Deed and supersedes all prior negotiations, documents, agreements, statements and understandings.

8.4	The parties do not intend that any term of this Deed shall be enforceable solely by virtue of the Contracts (Rights of Third Parties) Act 1999 by any person who is not a party to this Deed.

8.5	This Deed may be executed in any number of counterparts and all such counterparts taken together shall be deemed to constitute one instrument.

8.6	Notwithstanding clause 18 of the Licence Agreement Quintiles shall be entitled to assign the US Licence to an Associated Company of Quintiles provided that Q guarantees the performance of its obligations under the US Licence by such Associated Company.

8.7	All sums due under the US Licence shall be made in full without any set-off or deduction whatsoever including without limitation any deduction of taxes, charges or other duties that may be imposed except as required by law and, if so required, sums paid under the US License shall be grossed up so that the payment made shall be as if it had been made in full without any such set-off or deduction provided that Jagotec agrees to cooperate in all respects reasonably necessary to take advantage of all double taxation treaties that may be available.

8.8	The parties agree that they will at the request and expense of a party (the “Requesting Party”) promptly perform all acts and/or execute such other documents as are reasonably necessary in order to effect the provisions of this Deed and the Second Addendum.

9.	Representation

9.1	Bioglan hereby represents to Quintiles that there are no other agreements between the parties which may affect the exploitation of the SOLARAZE product by Quintiles is the Additional Territory which are not mentioned in this Deed or which have not otherwise been disclosed to Quintiles.

9.2	Jagotec hereby represents to Quintiles that there are no other agreements between the parties which may affect the exploitation of the SOLARAZE product by Quintiles in the Additional Territory which are not mentioned in this Deed or which have not otherwise been disclosed to Quintiles.

9.3	Jagotec hereby represents to Quintiles that agreement(s) have been reached between Jagotec and *** which preclude *** or *** from making any Claim (as defined in Clause 7.1 above) against Jagotec or its sublicensee (including on and after the Effective Time) Quintiles relating to the Solaraze product in the Additional Territory.

10.	Law and Jurisdiction

10.1	Law

This Deed is governed by and shall be construed in accordance with English law.

10.2	Jurisdiction

The parties agree that the courts of England shall have jurisdiction to settle any disputes which may arise in connection with this Deed and that any judgment or order of an English court in connection with this Deed is conclusive and binding on them and may be enforced against them in the courts of any other jurisdiction. However, nothing in this Clause shall limit the right of Bioglan and/or Inc to bring proceedings against Quintiles and/or Jagotec in connection with this Deed in any court of competent jurisdiction nor shall the taking of proceedings in one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.

10.3	Agent for Service

Jagotec and Quintiles undertake to, at all times, maintain an agent for service of process in England. Such agent shall be:

(a)	in relation to Jagotec:

SkyePharma Plc, 105 Piccadilly, London WIV 9FN for the attention of the Company Secretary

(b)	in relation to Inc.

Bioglan Pharma PLC, 5 Hunting Gate, Hitchin, Hertfordshire 6TJ OTW for the attention of the Company Secretary

(c)	in relation to Q or to Quintiles:

CMS Cameron McKenna, 160 Aldersgatc Street, London ECIA 4DD for the attention of Mitre Secretaries.

or such other address as is notified to the other parties in writing. Further, each of Jagotec and Quintiles undertake not to revoke the authority of the above and, if for any reason any such agent no longer serves as agent for them, they shall promptly appoint another such agent and advise the other parties accordingly.

11.	GUARANTEE

In consideration of Jagotec entering into this Deed, Q hereby gives in favour of Jagotec the guarantee in the terms set out in schedule 1.

SCHEDULE I
The Guarantee

I.	Guarantee

1.1	Q irrevocably and unconditionally:

(a)	guarantees to Jagotec as principal obligor the due and punctual performance and observance by Quintiles of all of its obligations under this Deed; and

(b)	undertakes to indemnify Jagotec against all losses, damages, costs and expenses incurred by Jagotec arising from any failure by Quintiles to perform and/or observe any of its obligations under this Deed.

(together “this Guarantee”)

2.	Continuing Security

This Guarantee is to be a continuing security which shall remain in full force and effect until all of the obligations of Quintiles under this Deed shall have been fulfilled or shall have expired in accordance with the terms of this Deed (which ever is the sooner) and this Guarantee is to be in addition, and without prejudice to, and shall not merge with any other right, remedy, guarantee, indemnity or security which Jagotec may now or hereafter hold in respect of all or any of the obligations of Quintiles under this Deed.

3.	Jagotec’s Protections

3.1	The liability of Q under this Guarantee shall not be affected, impaired or discharged by reason of any act, omission, matter or thing which but for this provision might operate to release or otherwise exonerate Q from its obligations hereunder including, without limitation:

(a)	any amendment, variation or modification to, or replacement of this Deed,

(b)	the taking, variation, compromise, renewal, release, refusal or neglect to perfect or enforce any rights, remedies or securities against Quintiles or any other person;

(c)	any time or indulgence or waiver given to, or composition made with Quintiles or any other person; or

(d)	Quintiles becoming insolvent, going into receivership or liquidation or having an administrator appointed.

4.	Further Protection

4.1	This Guarantee shall continue in full force and effect notwithstanding.

(a)	that any purported obligation of Quintiles or any other person to Jagotec (or any security therefor) becomes wholly or partly void, invalid or unenforceable for any reason whether or not known to Jagotec or Q; or

(b)	any incapacity or any change in the constitution of, or any amalgamation or reconstruction of, Q or Quintiles or any other matter whatsoever.

5.	Primary Obligations

This Guarantee shall constitute the primary obligations of Q and Jagotec shall not be obliged to make any demand on Quintiles before enforcing its rights against Q under this Guarantee.

6.	Waiver

No delay or omission of Jagotec in exercising any right, power or privilege under this Guarantee shall impair such right, power or privilege or be construed as a waiver of such right, power or privilege nor shall any single or partial exercise of any such right, power or privilege preclude any further exercise thereof or the exercise of any other right, power or privilege.

7.	Invalidity

If at any time any one or more of the provisions of this Guarantee is or becomes invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions hereof shall not be in any way affected or impaired thereby.

IN WITNESS whereof the parties have executed this document as a Deed on the day and year first before written.

EXECUTED as a Deed by	)
JAGOTEC AG	)	/s/
	)	Director
	)	/s/ Director/Secretary

EXECUTED as a Deed by	)
BIOGLAN PHARMA PLC	)
	)	Director
	)	Director/Secretary

EXECUTED as a Deed by	)
BIOGLAN PHARMA INC	)
	)	Director
	)	Director/Secretary

EXECUTED as a Deed by	)
QUINTILES IRELAND LIMITED	)
	)	Director
	)	Director/Secretary

EXECUTED as a Deed by	)
QUINTILES TRANSNATIONAL CORP	)
	)	Director
	)	Director/Secretary

IN WITNESS whereof the parties have executed this document as a Deed on the day and year first before written.

EXECUTED as a Deed by	)
JAGOTEC AG	)
	)	Director
	)	Director/Secretary

EXECUTED as a Deed by	)
BIOGLAN PHARMA PLC	)
	)	Director
	)	Director/Secretary

EXECUTED as a Deed by	)
BIOGLAN PHARMA INC	)
	)	Director
	)	Director/Secretary

EXECUTED as a Deed by	)
QUINTILES IRELAND LIMITED	)	/s/
	)	Director
	)	/s/ Director/Secretary

EXECUTED as a Deed by	)
QUINTILES TRANSNATIONAL CORP	)	/s/
	)	Director
	)	/s/ Director/Secretary

IN WITNESS whereof the parties have executed this document as a Deed on the day and year first before written.

EXECUTED as a Deed by	)
JAGOTEC AG	)
	)	Director
	)	Director/Secretary

EXECUTED as a Deed by	)
BIOGLAN PHARMA PLC	)	/s/
	)	Director
	)	/s/ Director/Secretary

EXECUTED as a Deed by	)
BIOGLAN PHARMA INC	)	/s/
	)	Director
	)	/s/ Director/Secretary

EXECUTED as a Deed by	)
QUINTILES IRELAND LIMITED	)
	)	Director
	)	Director/Secretary

EXECUTED as a Deed by	)
QUINTILES TRANSNATIONAL CORP	)
	)	Director
	)	Director/Secretary

Appendix

Term Sheet — Solaraze®/PharmaBio Commercialization of Solaraze

Overview: Quintiles will acquire commercialization rights to Solaraze® in North America. Bioglan will provide “turn key” services to Quintiles in support of such commercialization activities, upon the terms and conditions outlined below.

1.	Structure of the Service Relationship

a.	Overview

•	Quintiles will contract with Bioglan for “turn key” services to commercialize Solaraze®; from an operational perspective, this structure is intended to operate in the same manner, and utilizing all internal resources and infrastructure, as products owned directly by Bioglan (and, indeed, the same resources/infrastructure currently being utilized by Bioglan in support of the launch of Solaraze®);
•	Quintiles will supplement Bioglan’s services with resources from Quintiles’ commercialization divisions; for example, Quintiles will contribute additional sales representatives to support the launch of Solaraze® (which sales representatives will be managed by the Bioglan team) such services to be paid for by Quintiles;
•	The parties will establish a Joint Steering Committee (JSC) to oversee the relationship between Bioglan and Quintiles.

b.	Bioglan Services and Relationship

•	Bioglan will have overall responsibility for managing all aspects of the commercialization of Solaraze®; specific activities will be provided by third parties (e.g. manufacturing and distribution) and Quintiles (e.g. supplemental sales representatives) Quintiles will pay for all sales and promotional activities for Solaraze®;
•	Bioglan will be paid through (i) a “cost plus” fee on the infrastructure supporting the commercialization of the products, (ii) a “cost plus” contribution to the Bioglan sales force (e.g. ***% of the costs assuming Solaraze® is detailed in the P1 detailing position); (iii) a merit based royalty payment tied to sales of the products; cost allocations for infrastructure will be agreed upon with a philosophy of “materiality” and reviewed regularly by the JSC to ensure equity; the pricing for Bioglan’s services is expected to accelerate Bioglan’s overall profitability;
•	Bioglan shall promote Bioglan owned products along side Solaraze®; the detailing position for the respective parties and cost contribution for Bioglan owned products will be agreed upon by the parties.

c.	Third Party Services

•	Quintiles will contract for ancillary services relating to the commercialization of the products (or alternatively B will contract with these parties), e.g. manufacturing and distribution;
•	B will manage the relationship with the third parties.